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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Solectron Corporation

We consent to the incorporation by reference herein and in the registration statements (Nos. 33-33461, 33-46686, 33-58580, 33-75270, 33-57575
and 333-17643) on Form S-8 of Solectron Corporation of our report dated September 13, 1996, relating to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended August 31, 1996, and the related schedule, which report appears in the August 31, 1996, annual report on Form 10-K of Solectron Corporation, filed with the Securities and Exchange Commission.



                                        KPMG PEAT MARWICK LLP
                                        /s/  KPMG PEAT MARWICK LLP

San Jose, California
February 21, 1997